EXHIBIT 99.C
EL PASO CORPORATION
Notice of Guaranteed Delivery
         This form or one substantially equivalent to this form must be used to accept the offer (the “Exchange Offer”) of El Paso Corporation to exchange an aggregate principal amount of up to $272,102,000 of its 7.625% Senior Notes due August 16, 2007 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 7.625% Senior Notes due August 16, 2007 (the “Old Notes”), which were issued in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2005, unless extended (as it may be extended, the “Expiration Date”). As described in the enclosed Prospectus, dated                     , 2005 (the “Prospectus”), if you are a registered holder of Old Notes and wish to tender your Old Notes, but (1) the certificates for Old Notes are not lost but are not immediately available, (2) time will not permit your certificates for Old Notes or other required documents to reach HSBC Bank USA, National Association, as exchange agent (the “Exchange Agent”), before the Expiration Date or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date, you may effect a tender of your Old Notes if (1) the tender is made through an eligible institution (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes — Signature Guarantee”); (2) prior to the Expiration Date, the Exchange Agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the registered number(s) of your Old Notes and the principal amount of Old Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery. These documents may be sent by manually signed facsimile transmission, overnight courier, registered or certified mail or hand delivery. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. (“NYSE”) trading days after the Expiration Date, the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes — Book-Entry Transfer”) of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company (including the agent’s message (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes — Tender of Old Notes Held Through Depository Trust Company”) that forms a part of the book-entry confirmation), as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, will be deposited by the eligible institution with the Exchange Agent; and (3) the Exchange Agent receives the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation of transfer of the Old Notes into the Exchange Agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents or, in the case of a book-entry confirmation, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message instead of the Letter of Transmittal, in each case, within three NYSE trading days after the Expiration Date.

Delivery to: HSBC BANK USA, NATIONAL ASSOCIATION, Exchange Agent

By Regular or Overnight Courier:	By Overnight Delivery:	By Hand Delivery:
HSBC Bank USA, National Association Corporate Trust & Loan Agency 2 Hanson Place, 14th Floor Brooklyn, NY 11217-1409 Attn: Paulette Shaw	HSBC Bank USA, National Association Corporate Trust & Loan Agency 2 Hanson Place, 14th Floor Brooklyn, NY 11217-1409 Attn: Paulette Shaw	(9:00 a.m. - 5:00 p.m. New York City Time) HSBC Bank USA, National Association Corporate Trust & Loan Agency 2 Hanson Place, 14th Floor Brooklyn, NY 11217-1409 Attn: Paulette Shaw
Facsimile Transmission
(718) 488-4488
Confirm receipt of Facsimile
by Telephone:
(718) 488-4475
      Delivery of this Notice of Guaranteed Delivery to an address other than the address listed above or transmission of instructions by facsimile other than as set forth above will not constitute a valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:
      Subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to El Paso Corporation the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes — Guaranteed Delivery;” and in Instruction 2 of the Letter of Transmittal.

Certificate Nos. (if known) of Old Notes or
Account No. at The Depository Trust
Company	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X

	Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number: ( ------)
      Must be signed by the holder(s) of Old Notes exactly as their name(s) appear(s) on certificates for Old Notes or on a security position listing as owner of Old Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
Please print name(s) and address(es)
Name(s):

Capacity:

Address(es):

GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Old Notes — Book-Entry Transfer,” a properly completed and duly executed Letter of Transmittal, together with any required signature guarantee, and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Name:

Zip Code	(Please Type or Print)

Area Code and Tel. No.	Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
      1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the exchange agent at its address set forth herein prior to the expiration date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.
      2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.
      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on DTC’s security position listing.
      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to El Paso Corporation of such person’s authority to so act.
      3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the exchange agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.

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